AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

		Years Ended December 31,
		2006	2007

Contribution to IFRS Gross Revenues per AXA Press Release	in Euro

Gross Premiums		14,604	15,391
Other Revenues (A)		785	852
		15,389	16,243

Average exchange rate US$1.00 =		0.79600	0.73000

	in US$	19,334	22,250

Reconciling items:

Less: Other Revenues (A)		(986)	(1,167)
Less: Deposits from Universal life and investment-type product policy fee income (B)		(16,295)	(19,016)
Less: Reinsurance ceded premiums (C)		(476)	(516)
Add: Others (D)		5	11
Total Reconciling items		(17,752)	(20,688)

Consolidated AXA Financial, Inc. US GAAP Premiums		1,582	1,562

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and intercompany Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting